                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Synovus Financial Corp.

         We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading "Experts" in the proxy statement/prospectus.

         Our report refers to a change in the method of accounting for derivative instruments and hedging activities in 2001.



/s/ KPMG LLP
------------
KPMG LLP

Atlanta, Georgia
January 6, 2003